Exhibit 10.1


                              The Shaar Fund, Ltd.
                         c/o Levinson Capital Management
                        2 World Trade Center, Suite 1820
                            New York, New York 10048


                                                          July 18, 2001

Cross Media Marketing Corporation
461 Fifth Avenue, 19th Floor
New York, New York 10017


Ladies and Gentlemen:

            Reference is made to the letter agreement, dated December 28, 2000, as amended as of February 27, 2001 (as so amended, the "December Letter Agreement"), and the letter agreement dated June 8, 2001 (the "June Letter Agreement") between Cross Media Marketing Corporation, f/k/a Symposium Corporation (the "Company") and the undersigned (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the December Letter Agreement and the Securities Agreement (as defined below).

            This letter (the "Amendment") sets forth our agreement as follows:

            1. Concurrently herewith, the Company and the Purchaser have entered into an Agreement (the " Securities Agreement") providing for, among other things, the issuance by the Company of preferred stock and warrants under certain circumstances, all as more fully set forth in the Securities Agreement. The provisions of this Letter Agreement shall in all events be subject to the provisions of the Securities Agreement.

            2. The Company and the Purchaser agree that, at any time during the Waiting Period (as hereinafter defined), if on the date of a proposed conversion of the Series A Shares the Current Market Price is less than $1.50 per share, the Conversion Price will be $1.50 per share (or, if greater, the Conversion Price that would otherwise be in effect on said date, but for this limitation). As used herein, "Waiting Period" means the period commencing upon the execution and delivery of this Amendment by the Company and the Purchaser and ending upon the earliest to occur of (x) the Merger Closing, (y) the Exchange Closing or (z) the first anniversary of the date hereof. Accordingly, the proviso at the end of
Section 6.1(a) of the Certificate (as amended by the June Letter Agreement) is deemed to be further amended to read as follows:

            "provided, however, that if the Current Market
            Price on any Conversion Date during the Waiting
            Period is less than $1.50 (subject to
            adjustment for any stock-split or stock
            combination or reverse stock split to occur after the date hereof), then, anything herein to the contrary notwithstanding, the Conversion Price on such Conversion Date shall be the greater of: (1) $1.50 (subject to adjustment for any stock-split or stock combination or reverse stock split to occur after the date hereof) and (2) the Conversion
            Price that would otherwise be in effect on such Conversion Date but for this proviso
            (except that for purposes of determining whether an adjustment is required pursuant to
            Section 6.5 hereof, "Conversion Price," as used in said Section, shall mean the Conversion Price as in effect without reference to the foregoing proviso); and provided, further, that the foregoing proviso shall not apply if, at any time during the Waiting Period, the Conversion Price is adjusted pursuant to the operation of Section
            6.5 hereof to a price less than $1.50 (subject to adjustment for any stock-split or stock combination or reverse stock split to occur after the date hereof)."

 The penultimate paragraph of Section 6.1(c) is deemed to be amended to read as follows:

            "Within two Business Days of the occurrence of a Valuation Event (as hereinafter defined) other than a Valuation Event pursuant to Subsection (l) below, the Corporation shall send notice thereof to each Holder.
            Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, the Holder may convert some or all of its Series A-1
            Preferred Stock, at its sole option, at a Conversion Price equal to the Current Market
            Price on any Trading Day during the Valuation
            Period (the "Valuation Period Conversion
            Price"); provided, however, that (A) if any stock split or stock combination or reverse stock split occurs during the Valuation
            Period, the Current Market Price on such day shall be adjusted, if appropriate, to give effect thereto; and (B) with respect to any conversion pursuant to this paragraph that occurs during the Waiting Period, the Conversion Price shall be greater of: (x) the Valuation Period Conversion Price determined as provided above and (y) $1.50 (subject to adjustment for any stock-split or stock combination or reverse stock split to occur after the date hereof).

            3. In order to give effect to the intent of the Agreement, the Purchaser and the Company agree that the provisions of Section 6.1(b) of the Certificate shall be deemed amended such that "ten percent (10%)" shall be substituted for the reference to "five percent (5%)" therein.

            4. Notwithstanding the provisions of Sections 6.6 and 6.7 of the Certificate to the contrary, except as expressly contemplated by the Securities Agreement, the Company will not give a notice of redemption with respect to, or redeem, the Series A Shares during the Waiting Period and, subject to the terms and conditions hereof and of the Security Agreement, the Holder may convert the Series A Shares at any time during the Waiting Period.

            5. Notwithstanding the provisions of Sections 5.1 or Section 6.1 of the Certificate or Section 4 of the Warrants to the contrary, neither the Merger Closing nor the performance by the Company of its obligations under the Merger Agreement shall trigger a liquidation, constitute a Valuation Event or cause an adjustment pursuant to Section 6.5 of the Certificate or Section 4 of the Warrants.

            6. The definition of "Permitted Dilutive Issuance" in Section 1.1(s) of the Certificate and Section 1 of the Warrants shall include the issuance by the Company of up to 1,000,000 shares of Common Stock prior to and/or during the Waiting Period in transactions exempt from registration under the Securities Act of 1933, as amended, provided that the issue price is not less than seventy five percent (75%) of the average of the closing bid and asking prices for the Common Stock during the five trading days immediately preceding the date on which the Company issued and sold such Common Stock.

            7. The Company hereby confirms its previous notice to the Purchaser that all notices to be given to the Company pursuant to the Securities Purchase Agreement or any other agreement between the Company and the Purchaser should be directed to it at the address set forth above, to the attention of Ronald Altbach, Chairman and Chief Executive Officer and that the Company's telephone number is 212-457-1200 and its facsimile number is 212-457-1202. The Purchaser hereby confirms its previous notice to the Company that all notices to be given to the Purchaser pursuant to the Securities Purchase Agreement or any other agreement between the Company and the Purchaser, including without limitation notices of redemption pursuant to Section 6.7 of the Certificate, may be directed to it c/o Levinson Capital Management, 2 World Trade Center, Suite 1820, New York, New York 10048 and its facsimile number c/o Levinson Capital Management is 212-432-7771.

            8. The June Letter Agreement shall terminate and be of no further force and effect upon execution and delivery of this Amendment by the parties. It is the intent of the Company and the Purchaser that the provisions of this Amendment be effective and legally binding upon them in all respects as herein described commencing immediately upon execution and delivery of this Amendment, and each of the Company and the Purchaser acknowledges that it has received good and valid consideration to induce them to execute and deliver this Amendment. Except as otherwise specifically modified hereby, the rights, remedies and obligations of the Company and the Purchaser shall be governed by the Securities Agreement and other instruments and agreements to which the parties are bound.

            9. The Purchaser further agrees that it will not transfer any Series A Shares or Warrants unless and until the proposed transferee has agreed in writing to be bound by the provisions of the December Letter Agreement, this Amendment, and the Securities Agreement and causes a copy of such agreement to be delivered to the Company. Any transfer in violation of the immediately preceding sentence will be void and will not be recognized by the Company.

            10. All references in the December Letter Agreement to "this Agreement," "herein", "hereof" or the like shall hereinafter be deemed to refer to the December Letter Agreements as amended hereby. Except as expressly amended hereby, the December Letter Agreement shall remain in full force and effect as originally executed and delivered by the

Company and the Purchaser. The provisions of paragraph 7 of the December Letter Agreement shall apply to this Amendment (and to the December Letter Agreement as amended hereby) fully and to the same extent as if set forth in their entirety herein and for this purpose, such provisions are incorporated by reference herein.

            If the foregoing correctly sets forth our understanding, please so indicate by signing an enclosed counterpart of this Amendment and returning it to the undersigned, whereupon it will constitute a binding agreement between us. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    Very truly yours,

                                    THE SHAAR FUND LTD.

                                    By:  SHAAR ADVISORY SERVICES N.V.


                                    By: /s/ Win Langeveld
                                       --------------------
                                       Win Langeveld
                                       Managing Director

Accepted and agreed to as of
the date first above written:

CROSS MEDIA MARKETING CORPORATION


By:/s/ Ronald Altbach
   ----------------------------
Ronald Altbach
Chairman of the Board and Chief Executive
Officer